EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
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Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman Sachs (Asia) L.L.C.; Credit Suisse Securities (USA) LLC; Piper Jaffray & Co.

Name of Issuer:  New Oriental Education & Technology Group Inc.

Title of Security: American Depositary Shares each representing four shares of Common Stock

Date of First Offering:  09/06/2006

Dollar Amount Purchased:  $542,940

Number of Shares Purchased:  36,196

Price Per Unit:  $15.00

Resolution Approved:  Approved at the November 9, 2006 Board Meeting*.


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Name of Fund:  Goldman Sachs Small Cap Value Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Thomas Weisel Partners LLC; RBC Capital Markets Corporation; C.E. Unterberg, Towbin, LLC

Name of Issuer:  CommVault Systems, Inc.

Title of Security:  Common Stock

Date of First Offering:  09/21/2006

Dollar Amount Purchased:  $786,480

Number of Shares Purchased:  54,240

Price Per Unit:  $14.50

Resolution Approved:  Approved at the November 9, 2006 Board Meeting*.


*Resolution adopted at the Meeting of the Board of Trustees on November 9, 2006:

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended September 30, 2006 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


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Name of Fund:  Goldman Sachs BRIC Fund

Name of Underwriter Purchased From:  Deutsche Bank AG, Hong Kong Branch

Names of Underwriting Syndicate Members: Merrill Lynch, Pierce, Fenner & Smith Incorporated, China International Capital Corporation Limited, Credit Suisse (Hong Kong) Limited, Deutsche Bank AG, Hong Kong Branch, and ICEA Capital Limited were the joint bookrunners of the global offering. Goldman Sachs (Asia) L.L.C. was among several other international underwriters.

Name of Issuer:  Industrial and Commercial Bank of China Limited

Title of Security:  H Shares

Date of First Offering:  10/20/2006

                      Dollar Amount Purchased: $227,097.91

Number of Shares Purchased:  570,000

Price Per Unit:  $0.39

Resolution Approved:  Approved at the February 8, 2007 Board Meeting**.


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Name of Fund:  Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From:  Deutsche Bank AG, Hong Kong Branch

Names of Underwriting Syndicate Members: Merrill Lynch, Pierce, Fenner & Smith Incorporated, China International Capital Corporation Limited, Credit Suisse (Hong Kong) Limited, Deutsche Bank AG, Hong Kong Branch, and ICEA Capital Limited were the joint bookrunners of the global offering. Goldman Sachs (Asia) L.L.C. was among several other international underwriters.

Name of Issuer:  Industrial and Commercial Bank of China Limited

Title of Security:  H Shares

Date of First Offering:  10/20/2006

Dollar Amount Purchased:  $5,945,980.70

Number of Shares Purchased:  14,924,000

Price Per Unit:  $0.39

Resolution Approved:  Approved at the February 8, 2007 Board Meeting**.


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Name of Fund:  Goldman Sachs Concentrated International Equity Fund

Name of Underwriter Purchased From:  Deutsche Bank AG, Hong Kong Branch

Names of Underwriting Syndicate Members: Merrill Lynch, Pierce, Fenner & Smith Incorporated, China International Capital Corporation Limited, Credit Suisse (Hong Kong) Limited, Deutsche Bank AG, Hong Kong Branch, and ICEA Capital Limited were the joint bookrunners of the global offering. Goldman Sachs (Asia) L.L.C. was among several other international underwriters.

Name of Issuer:  Industrial and Commercial Bank of China Limited

Title of Security:  H Shares

Date of First Offering:  10/20/2006

Dollar Amount Purchased:  $5,578,640.15

Number of Shares Purchased:  14,002,000

Price Per Unit:  $0.39

Resolution Approved:  Approved at the November 9, 2006 Board Meeting**.


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Name of Fund:  Goldman Sachs Asia Equity Fund

Name of Underwriter Purchased From:  Deutsche Bank AG, Hong Kong Branch

Names of Underwriting Syndicate Members: Merrill Lynch, Pierce, Fenner & Smith Incorporated, China International Capital Corporation Limited, Credit Suisse (Hong Kong) Limited, Deutsche Bank AG, Hong Kong Branch, and ICEA Capital Limited were the joint bookrunners of the global offering. Goldman Sachs (Asia) L.L.C. was among several other international underwriters.

Name of Issuer:  Industrial and Commercial Bank of China Limited

Title of Security:  H Shares

Date of First Offering:  10/20/2006

                      Dollar Amount Purchased: $941,858.69

                     Number of Shares Purchased: 2,364,000

Price Per Unit:  $0.39

Resolution Approved:  Approved at the November 9, 2006 Board Meeting**.


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Name of Fund:  Goldman Sachs Mid Cap Value Fund

Name of Underwriter Purchased From:  Lazard Capital Markets LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Lazard Capital Markets LLC

Name of Issuer:  Lazard Ltd

Title of Security:  Class A Common Stock

Date of First Offering:  11/30/2006

                      Dollar Amount Purchased: $22,483,264

Number of Shares Purchased:  495,008

Price Per Unit:  $45.42

Resolution Approved:  Approved at the February 8, 2007 Board Meeting**.


**Resolution adopted at the Meeting of the Board of Trustees on February 8, 2007:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended December 31, 2006 by the Goldman Sachs Trust on behalf of the Fixed Income, Equity, Money Market and Specialty Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


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Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From: Jefferies Quarterdeck, a division of Jefferies & Company, Inc.; Stifel, Nicolaus & Company, Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Friedman, Billings, Ramsey & Co., Inc.; Jefferies Quarterdeck, a division of Jefferies & Company, Inc.; Raymond James & Associates, Inc.; Stifel, Nicolaus & Company, Incorporated; Thomas Weisel Partners LLC

Name of Issuer:  AeroVironment, Inc.

Title of Security:  Common Stock

Date of First Offering:  01/23/2007

Dollar Amount Purchased:  $187,000

Number of Shares Purchased:  11,000

Price Per Unit:  $17.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.


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Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Morgan Stanley & Co. Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Wachovia Capital Markets, LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.

Name of Issuer:  HFF, Inc.

Title of Security:  Class A Common Stock

Date of First Offering:  01/30/2007

Dollar Amount Purchased:  $4,368,222

Number of Shares Purchased:  242,679

Price Per Unit:  $18.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.


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Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Morgan Stanley & Co. Incorporated

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Wachovia Capital Markets, LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.

Name of Issuer:  HFF, Inc.

Title of Security:  Class A Common Stock

Date of First Offering:  01/30/2007

Dollar Amount Purchased:  $207,000

Number of Shares Purchased:  11,500

Price Per Unit:  $18.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.


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Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From: Allen & Company LLC; Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $4,839,786

Number of Shares Purchased:  230,466

Price Per Unit:  $21.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.


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Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $231,000

Number of Shares Purchased:  11,000

Price Per Unit:  $21.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.


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Name of Fund:  Goldman Sachs Capital Growth Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; AGM Securities LLC; Allen & Company LLC; Banc of America Securities LLC; Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; UBS Securities LLC; Janco Partners, Inc.

Name of Issuer:  National CineMedia, Inc.

Title of Security:  Common Stock

Date of First Offering:  02/07/2007

Dollar Amount Purchased:  $4,616,955

Number of Shares Purchased:  219,855

Price Per Unit:  $21.00

Resolution Approved:  To be approved at the May 10, 2007 Board Meeting***.

***Proposed resolution to be adopted at the Meeting of the Board of Trustees on May 10, 2007:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2007 by the Goldman Sachs Trust on behalf of the Fixed Income, Equity, Money Market and Specialty Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.